Exhibit 21.1

Entity Name	State of Incorporation/Formation
AEROTECHOPS, UNIPESSOAL LDA	Portugal
AirOpCo 1ET Bermuda Ltd.	Bermuda
AirOpCo I SD Ireland DAC	Ireland
Falcon MSN 177 LLC	Delaware, USA
FTAI (Tianjin) Aviation Leasing Co., Ltd.	China
FTAI Aircraft Financing Ireland (2025) DAC	Ireland
FTAI Aircraft Financing US (2025) LLC	Delaware, USA
FTAI Aircraft Leasing (2025) GP, L.P.	Cayman Islands
FTAI Aircraft Leasing (2025) UGP, Ltd.	Cayman Islands
FTAI Aircraft Leasing Bermuda (2025) Ltd.	Bermuda
FTAI Aircraft Leasing Bermuda II (2025) Ltd	Bermuda
FTAI Aircraft Leasing DAC	Ireland
FTAI Aircraft Leasing France (2025) SAS	France
FTAI Aircraft Leasing Holdings (2025) Inc.	Delaware, USA
FTAI Aircraft Leasing Holdings Malta (2025) Ltd.	Malta
FTAI Aircraft Leasing Holdings US (2025) LLC	Delaware, USA
FTAI Aircraft Leasing Ireland (2025) DAC	Ireland
FTAI Aircraft Leasing Ireland II (2025) DAC	Ireland
FTAI Aircraft Leasing LLC	Delaware, USA
FTAI Aircraft Leasing Master SPV (2025) L.P.	Delaware, USA
FTAI Aircraft Leasing Offshore Holdings (2025) L.P.	Cayman Islands
FTAI Aircraft Leasing Offshore Master SPV (2025) L.P.	Cayman Islands
FTAI Aircraft Leasing Offshore SPV (2025) L.P.	Cayman Islands
FTAI Aircraft Leasing SPV (2025) L.P.	Delaware, USA
FTAI Aircraft Leasing UK (2025) Ltd	UK
FTAI Aircraft Leasing US (2025) LLC	Delaware, USA
FTAI AirOpCo UK Ltd.	England and Wales
FTAI Aviation Holdco Ltd.	Cayman Islands
FTAI Aviation HoldCo Ltd.	Ireland
FTAI Aviation Investors LLC	Delaware, USA
FTAI Aviation Ireland Holdings DAC	Ireland
FTAI Aviation Ireland Limited	Ireland
FTAI Aviation LLC	Delaware, USA
FTAI Aviation Ltd.	Cayman Islands
FTAI Aviation Management Ltd.	Dubai, UAE
FTAI Aviation Medley LLC	Delaware, USA
FTAI Aviation Pacific Inc.	California
FTAI Avion DAC	Ireland
FTAI CHR JV Holdings LLC	Delaware, USA
FTAI Engine Holdings LLC	Delaware, USA
FTAI Finance JV L.P	Delaware, USA
FTAI Finance JV Parent LLC	Delaware, USA
FTAI Irish FinCo DAC	Ireland
FTAI Italia DAC	Ireland
FTAI Ocean LLC	Marshall Islands
FTAI Offshore Holdco LLC	Delaware, USA
FTAI Offshore Pte Ltd.	Singapore

Entity Name	State of Incorporation/Formation
FTAI Pioneer Marshall LLC	Marshall Islands
FTAI Pioneer MI LLC	Marshall Islands
FTAI Pioneer Singapore Pte Ltd.	Singapore
FTAI Pride Chartering LLC	Marshall Islands
FTAI Pride LLC	Marshall Islands
FTAI Pride Malaysia SDN BHD	Malaysia
FTAIC Aviation Inc.	Canada
High Turbine Technologies LLC	Delaware, USA
La Victoire 3 Holding SARL	France
Prime Engine Accessories LLC	Delaware, USA
Quick Turn Engine Center Europe S.r.l.	Italy
Quick Turn Engine Services, LLC (d/b/a FTAI Aviation USA LLC)	Delaware, USA
WWTAI AirOpCo 1 Bermuda Ltd.	Bermuda
WWTAI AirOpCo 1 USA LLC	Delaware, USA
WWTAI AirOpCo 1 USA Sub LLC	Delaware, USA
WWTAI AirOpCo 2 Bermuda Ltd.	Bermuda
WWTAI AirOpCo BPA Ireland Limited	Ireland
WWTAI Airopco II DAC	Ireland
WWTAI AirOpCo Malta Limited	Malta
WWTAI Aviation LLC	Delaware, USA
WWTAI Finance Ltd	Bermuda
WWTAI Offshore Co 1 Ltd.	Bermuda